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Exhibit 5.1

[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]

May 2, 2006

Micron Technology, Inc.
8000 S. Federal Way
Boise, Idaho 83716-9632

  Re:
  Registration Statement on Form S-4 (File No. 333-132757)

Ladies and Gentlemen:

        We have acted as special counsel to Micron Technology, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 ("Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act") up to 59,678,109 shares ("Shares") of common stock, par value $0.10 per share, of the Company issuable upon consummation of the merger of March 2006 Merger Corp., a Delaware corporation and a direct, wholly owned subsidiary of the Company ("Merger Sub") with and into Lexar Media, Inc., a Delaware corporation ("Lexar") pursuant to the terms of the Agreement and Plan of Merger, by and among the Company, Merger Sub and Lexar, dated as of March 8, 2006 (the "Merger Agreement").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction of: (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company, as amended to date; (iii) the Amended and Restated Bylaws of the Company, as amended to date; (iv) a specimen certificate representing the Common Stock; (v) the Merger Agreement; and (vi) certain resolutions of the board of directors of the Company, relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Common Stock and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

        We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

        Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) the merger is completed in accordance with the Merger

Agreement, and (iii) if issued in physical form, certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if issued in book entry form, an appropriate account statement evidencing shares of Common Stock credited to the recipient's account maintained with the Company's transfer agent for Common Stock has been issued by said transfer agent, the Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 5.1
[Skadden, Arps, Slate, Meagher & Flom LLP Letterhead]